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FOR IMMEDIATE RELEASE                      CONTACT: FINANCIAL - LAUREN S. BABUS
                                                    (201) 307-2100
                                                    MEDIA - JOE RUSSO
                                                    (201) 307-2486

                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, FEBRUARY 3, 1999 -- The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world"s largest car rental company and a leading construction and industrial equipment rental business in the U.S., has declared a quarterly dividend of $0.05 per share on its Class A and Class B Common Stock payable on March 10, 1999 to shareholders of record as of February 15, 1999.

         The Hertz Corporation, headquartered in Park Ridge, N.J., operates from over 5,500 locations throughout the U.S. and in approximately 140 foreign countries.


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